UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws

Effective November 8, 2012, Article II, Section 2.2 of the Amended and Restated Bylaws (the “Bylaws”) of Cole Credit Property Trust III, Inc. (the “Company”) was amended to provide that the annual meeting of the stockholders for the election of the directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the board of directors; provided, however, that such meeting shall not be held less than thirty days after delivery of the annual report to the stockholders. This section of the Bylaws previously provided that the Company’s annual meeting of stockholders was required to be held in the month of May each year. A copy of the amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 8.01 Other Events

Distributions

On November 8, 2012, the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001781016 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2013 and ending on March 31, 2013. The payment date for each of the daily distributions of the period commencing on January 1, 2013 and ending on January 31, 2013 will be in February 2013. The payment date for each of the daily distributions of the period commencing on February 1, 2013 and ending February 28, 2013 will be in March 2013. The payment date for each of the daily distributions of the period commencing on March 1, 2013 and ending on March 31, 2013 will be in April 2013.
Property Acquisitions
During the three months ended September 30, 2012, the Company acquired controlling interests in 42 retail and commercial properties for an aggregate purchase price of $371.0 million (the “Acquisitions”). The Company purchased the Acquisitions with net proceeds from the Company’s follow-on public offering of common stock and its distribution reinvestment plan offering and through the issuance of mortgage notes. Based on purchase price, the following table summarizes the five largest Acquisitions made during the three months ended September 30, 2012:

				Rentable
	Tenant		Purchase	Square	Physical
Property Description	Industry	Date Acquired	Price	Feet (1)	Occupancy
EMC Corporation – Bedford, MA	Professional Services	July 25, 2012	$93,500,000	328,232	100%
White Oak Village Retail Center – Richmond, VA	Various	August 30, 2012	68,000,000	434,228	88%
Stripes and Road Ranger Portfolio – Various (2)	Convenience Store	August 30, 2012	54,815,759	83,293	100%
Sysmex Corporate Center – Lincolnshire, IL	Manufacturing	August 31, 2012	49,733,333	162,739	100%
Benihana Portfolio – Various (3)	Restaurant	August 21, 2012	30,078,781	75,000	100%

(1)	Includes square feet of buildings that are on land subject to ground leases.
(2)	The Stripes and Road Ranger portfolio consists of 14 single-tenant retail properties located in Illinois and Texas.
(3)	The Benihana portfolio consists of nine single-tenant commercial properties located in seven states.
Please refer to the Company’s condensed consolidated unaudited financial statements in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 for a discussion of additional real estate related acquisitions made during the quarter.

Renewal of Advisory Agreement

On November 8, 2012, the Company’s board of directors approved a one year renewal of the Amended and Restated Advisory Agreement, as amended (the “Advisory Agreement”) with Cole REIT Advisors III, LLC, the Company’s advisor (the “Advisor”). As a result of the renewal, the Advisory Agreement is extended through November 30, 2013, and may be renewed for an unlimited number of successive one-year periods thereafter. In addition, the Company’s board of directors approved a one year renewal of the Property Management and Leasing Agreement by and among the Company, Cole REIT III Operating Partnership, LP, and Cole Realty Advisors, Inc., an affiliate of the Company’s Advisor. As a result of the renewal, the Property Management and Leasing Agreement is extended through November 30, 2013, and may be renewed for an unlimited number of successive one-year periods thereafter.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amendment to Amended and Restated Bylaws dated November 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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